BROKER DEALER
MARKETING AND SERVICING AGREEMENT
FOR VARIABLE ANNUITY CONTRACTS

This Broker Dealer Marketing and Servicing Agreement for Variable Annuity Contracts (the “Agreement”) is
effective this ______ day of ________________, 2013, by and among Principal Life Insurance Company
(“Issuer”) and Princor Financial Services Corporation (“Distributor”), on the one hand, and
_______________________ and its duly licensed insurance affiliates indicated on the signature page of this
Agreement, if any, (collectively “Broker Dealer”), on the other hand. Distributor, Issuer and Broker Dealer are individually referred to as a “Party” and collectively as the “Parties”

RECITALS

A.	Issuer offers certain individual variable annuity contracts listed in the exhibit(s) attached to this Agreement
(“Annuity Contracts”). The exhibit(s) attached to this Agreement are incorporated herein by reference and made a part hereof (“Exhibits”).

B.	Distributor is a broker dealer registered with the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended, (the “1934 Act”) and a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Distributor is the principal underwriter of the
Annuity Contracts.

C.	Broker Dealer is engaged in the sale of securities and other investment products, including variable annuity contracts. Broker Dealer either is licensed in certain states as an insurance agent or agency or has entered into an insurance networking agreement with the undersigned duly licensed insurance affiliates to act on its behalf in the capacity of a licensed insurance agent or agency.

D.	The Parties enter into this Agreement for the purpose of authorizing Broker Dealer to solicit sales of and service Annuity Contracts, subjects to the terms and conditions set forth in this Agreement and the Exhibits.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

REPRESENTATIONS

1.	Issuer represents that the Annuity Contracts shall comply with the registration and other applicable requirements of the Securities Act of 1933 (the “1933 Act”) and the Investment Company Act of 1940
(the “40 Act”) and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto. Issuer further represents that the Annuity Contract prospectuses included in
Issuer’s registration statement, post-effective amendments, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain all statements and information required to be stated therein by the 1933 Act and in all respects conform or will conform to the requirements thereof, and no prospectus, nor any supplement thereof, includes or will include any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated
therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from any prospectus or supplement in reliance upon and in conformity with written information furnished to Issuer by Broker
Dealer specifically for use in preparation thereof. The foregoing representations also shall not apply to information contained in or omitted from any prospectus or supplement of any underlying mutual fund.

2	.	Broker Dealer represents and warrants that it is a broker dealer registered with the SEC under the 1934
Act, a member in good standing of FINRA, and is registered as a broker dealer under state law to the extent required in order for it or those persons who are registered with it and licensed as insurance producers (“Registered Representatives”) to provide the services described in this Agreement. Broker
Dealer agrees to abide by all rules and regulations of FINRA, including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale and servicing of Annuity Contracts.

MARKETING/SERVICING

3	.	Issuer and Distributor appoint Registered Representatives to solicit and procure applications for the sale of and service of Annuity Contracts. This appointment is not exclusive and only extends to those jurisdictions in which the Annuity Contracts have been approved for sale and in which Broker Dealer and Registered Representatives are properly registered, licensed and appointed.

4	.	Broker Dealer will itself be, or will select persons associated with it who are, trained and qualified to solicit applications for purchase and service of Annuity Contracts in conformance with applicable state and federal laws. Any such persons shall be registered representatives of Broker Dealer in accordance with the rules of FINRA and any applicable state laws, be licensed to offer the Annuity Contracts in accordance with the insurance laws of any jurisdiction in which such person solicits applications and be licensed with and appointed by Issuer to solicit applications for and service Annuity Contracts.

5	.	Broker Dealer will use commercially reasonable efforts to train and instruct its Registered
Representatives not to make recommendations to an applicant to purchase an Annuity Contract in the absence of reasonable grounds to believe that the purchase is suitable for such applicant, in accordance with the suitability and disclosure requirements of the 1934 Act, FINRA Conduct Rule 2310, and any
state insurance law or regulation governing the offer and sale of Annuity Contracts, including any state law or regulation governing sales to the public in general (e.g. consumer protection laws or regulations, unfair trade practices, annuity disclosure regulations, etc.) or to senior citizens, as the same may be amended or interpreted from time to time. Broker Dealer will use commercially reasonable efforts to determine that each transaction is completed with a Registered Representative's report indicating suitability, including any required and necessary customer information, and is subjected to a review process in compliance with FINRA Conduct Rule 3010, as the same may be amended or interpreted from time to time. Each application shall be approved by one of Broker Dealer’s registered principals, in accordance with all applicable FINRA rules.

6	.	The activities of all Registered Representatives, employees and agents (“producers”) will be under the direct supervision and control of Broker Dealer. The right of Registered Representatives to solicit applications for the purchase and service of Annuity Contracts is subject to their continued compliance with the rules and procedures that may be established by Broker Dealer, or Issuer, including, but not limited to, those set forth in this Agreement.

7	.	Broker Dealer shall ensure that applications for the purchase of Annuity Contracts are solicited only in the states where Annuity Contracts are qualified for sale, and only in accordance with the terms and conditions of the then current prospectus applicable to Annuity Contracts and will make no representations not included in the prospectus, Statement of Additional Information, or in any authorized supplemental material supplied by Distributor. With regard to Annuity Contracts, Broker
Dealer shall not use or permit its producers to use any sales promotion materials or any form of advertising other than that supplied or approved by Distributor. Issuer and Distributor shall provide only approved supplemental material, advertising and sales materials, including illustrations, for Broker
Dealer’s use.

8	.	Broker Dealer will promptly forward to the appropriate office of Distributor, or its authorized designee, all Annuity Contract applications along with other documents, if any, and any payments received with such applications and will have no rights of set off for any reason. Any Annuity Contract application that is rejected, together with any payment made and other documents submitted, shall be returned to
Broker Dealer or the source of the payments.

9	.	Broker Dealer shall ensure that the prospectus delivery requirements under the 1933 Act and all other applicable securities and insurance laws, rules and regulations are met and that delivery of any prospectus for Annuity Contracts will be accompanied by delivery of the prospectus for the underlying mutual funds, and, where required by state law, the Statement of Additional Information for the underlying mutual funds. Issuer or Distributor shall inform Broker Dealer of those states that require delivery of a Statement of Additional Information with the prospectus on initial sale. Broker Dealer is responsible for prospectus delivery requirements only on initial sale. Issuer and Distributor will be responsible for prospectus delivery annually after the original sale.

10	.	Broker Dealer agrees to maintain all books and records relating to the servicing and sale of Annuity
Contracts or interests therein required under the 1934 Act, and any applicable rules promulgated thereunder, and applicable securities or insurance laws of any states.

11	.	Broker Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of Distributor or
Issuer and is not authorized to act for, or make any representation on behalf of, Distributor or Issuer except as specified herein. Broker Dealer understands and agrees that Issuer shall execute telephone transactions only in accordance with the terms and conditions of the then current prospectus applicable to Annuity Contracts and agrees that in consideration for Broker Dealer's right to exercise the telephone transaction services neither Distributor nor Issuer will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be held responsible for the authenticity of any telephone instructions containing unauthorized, incorrect or incomplete information. Broker Dealer agrees to indemnify and hold harmless Distributor and Issuer against any loss, injury or damage resulting from any telephone transactions instruction containing unauthorized, incorrect or incomplete information received from Broker Dealer or any of its Registered Representatives. (Telephone instructions are recorded on tape.)

12	.	Broker Dealer has no authority to: incur any liability or debt on behalf of Issuer or Distributor; accept risks or contracts of any kind; make, alter, authorize or discharge any contract; fail to transmit promptly any contributions collected to Issuer or Distributor; or bind Issuer or Distributor in any way.

13	.	Broker Dealer agrees to notify Distributor promptly of any change, termination, or suspension of its status as a broker dealer or FINRA member. Broker Dealer shall immediately notify Distributor with respect to i) the initiation and disposition of any form of disciplinary action by the FINRA or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against Broker
Dealer or any Registered Representative; ii) the issuance of any form of deficiency notice made part of the public record by FINRA or any such agency regarding Broker Dealer's training, supervision or sales practices; and/or iii) the effectuation of any consensual order with respect thereto.

14. Broker Dealer agrees to notify Distributor and Issuer immediately of any customer complaints or legal or regulatory inquiries (including, but not limited to, subpoenas) regarding any Annuity Contracts offered or sold pursuant to the Agreement. Broker Dealer shall provide full, prompt cooperation and assistance to Distributor and Issuer in responding to and resolving any such complaints or inquiries.

15. Anti-Money Laundering and Know Your Customer Compliance: The Parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the
“AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance and will continue to comply with the AML Acts and the applicable rules and regulations of the SEC, FINRA, and any other self-regulatory organizations, as they now exist and as they may be amended in the future.
Broker Dealer represents and warrants that it has adopted a customer identification program and will verify the identity of customers who purchase Annuity Contracts. Periodically, Issuer or Distributor may
ask Broker Dealer to, and Broker Dealer agrees to, certify that it is compliance with the requirements, representations and warranties in this paragraph. The Parties further acknowledge that they have a current 314(b) notice on file with FinCEN in accordance with section 314(b) of the USA Patriot Act and agree to refile such notice annually (or as otherwise required to remain current in accordance with applicable rules and regulations) during the term of this Agreement.

COMPENSATION

16. Unless otherwise provided, Issuer, on behalf of Distributor, shall pay compensation to Broker Dealer as set out in this Agreement and the Exhibits. Compensation shall only be paid to Broker Dealer of record on premiums paid to and retained by Issuer while this Agreement is in force. Broker Dealer agrees to pay a commission to Registered Representatives in connection with the sales or servicing of Annuity
Contracts under this Agreement.

17. In those states where Broker Dealer has not obtained an insurance license, Broker Dealer represents and warrants that: it has entered into an insurance networking agreement with the undersigned duly licensed insurance affiliate(s) to act on its behalf in the capacity of a licensed insurance agent or agency
(“Affiliated Agency”). Broker Dealer authorizes Issuer to pay any compensation owed to Broker Dealer from the sales or servicing of Annuity Contracts to such Affiliated Agency. Broker Dealer remains fully responsible for recordkeeping and supervision of the solicitation, sale and/or servicing of Annuity
Contracts. All compensation received by Affiliated Agency in accordance with this section will be distributed by Affiliated Agency only to duly licensed and registered representatives who have been appointed by Issuer to solicit applications for Annuity Contracts.

18. Issuer and Distributor may change the compensation schedules set forth in the attached Exhibits at any time and will notify Broker Dealer of the revised compensation schedules electronically or by other writing in advance of the effective date of the change. Any change to the compensation schedules will affect only commissions payable on Annuity Contracts with an effective date on or after the effective date of the change, unless otherwise provided or required by law. Issuer or Distributor may discontinue the issuance of any form of Annuity Contract and fix the amount of compensation on Annuity Contracts issued in exchange for previously issued Annuity Contracts.

19. Broker Dealer agrees to return promptly to Issuer all compensation received for any Annuity Contract returned within the "free look" period as specified in the Annuity Contract. Issuer expressly reserves the right to change the broker dealer of record or Registered Representative in the event an Annuity
Contract owner so requests.

20. Any indebtedness or obligation of Broker Dealer to Distributor or Issuer, whether arising hereunder or otherwise, shall be set off against any compensation payable under this Agreement or any other agreement between or among the Parties or their affiliates. Indebtedness or obligations include but are not limited to any debt, liability, or debit balance resulting from Issuer’s reversal of compensation under this Agreement or any other agreement between or among the Parties or their affiliates. It also includes any amount paid by Issuer or Distributor, including reasonable attorney fees and costs, to settle a complaint or satisfy any judgment entered by any court, administrative agency or arbitrator related to any Annuity Contract sold by Broker Dealer, or its producers or breach of Broker Dealer’s duties and responsibilities contained in this or any prior Agreement, whether or not the liability for settlement or satisfaction of judgment arose after the termination of this Agreement. Issuer or Distributor reserves the right to use any remedies under the law to collect any indebtedness Broker Dealer owes Issuer or
Distributor and Broker Dealer agrees to pay any reasonable attorney’s fees and actual costs of collection incurred as a result of such action.

CONFIDENTIALITY

21.	a.	Confidentiality. Each Party acknowledges that, in the course of performing its duties under this
Agreement or otherwise, it may receive or learn information about individuals who have applied for or purchased financial products or financial services from the other Party, including, but not limited to, personal, financial and/or health information ("Confidential Information"). Each Party agrees that it will not use or disclose to any affiliate or third party, orally or in writing, any Confidential
Information of the other Party for any purpose other than the purpose for which the Confidential
Information was provided to that Party. Without limiting any of the foregoing, each Party agrees to take all precautions that are reasonably necessary to protect the security of the other Party’s
Confidential Information. Each Party agrees to restrict access to the other Party’s Confidential
Information to those employees who need to know that information to perform their duties under this
Agreement. Each Party further agrees that, upon request of the other Party, it will return to the Party making such request all tangible items containing any Confidential Information of the other Party, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned. The obligations of this paragraph extend to the employees, agents, affiliates and contractors of each Party and each Party shall inform such persons of their obligations hereunder.

21.	b.	Notification obligation. Each Party shall, upon learning of any unauthorized disclosure or use of any of the other Party’s Confidential Information, notify the other Party promptly and cooperate fully with such Party to protect such Confidential Information.

21.	c.	Disclosure required by law. If Broker Dealer believes it is required by law or by a subpoena or court order to disclose any Confidential Information, Broker Dealer, prior to any disclosure, shall promptly notify Issuer in writing attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow Issuer an opportunity to seek a protective order or other judicial relief.

21.	d.	Non-restricted information. Except as stated in the final sentence of this paragraph, nothing in this
Agreement shall be construed to restrict disclosure or use of information that: (a) was in the possession of or rightfully known by the recipient, without an obligation to maintain its confidentiality, prior to receipt from the other Party; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by the receiving Party without the participation of individuals who have had access to the other Party’s confidential or proprietary information. The Parties acknowledge that certain laws governing Confidential Information about individuals are more restrictive than the foregoing statements and they agree to comply in all respects with such laws.

21.	e.	Compliance with law. Each Party agrees, in connection with its performance under this Agreement, to comply with all applicable laws, including but not limited to laws protecting the privacy of non-
public personal information about individuals.

21.	f.	Survival. The provisions of this Agreement relating to confidentiality shall survive termination or expiration of this Agreement.

INDEMNIFICATION

22. In connection with the offer, sale or servicing of Annuity Contracts, Broker Dealer agrees to indemnify and hold harmless Distributor and Issuer from any damage or expense, including reasonable attorneys’
fees, as a result of (a) the negligence, misconduct or wrongful act of Broker Dealer or producers; (b) any violation of any securities or insurance laws, regulations or orders or (c) any actual obligation of the
Affiliated Agency under terms of the agreement between Broker Dealer and the Affiliated Agency, including claims by one or more of Registered Representatives for compensation due or to become due on account of such Registered Representatives’ sale or servicing of Annuity Contracts and any claims or controversy between Broker Dealer and Affiliated Agency as to rights to compensation.
Notwithstanding the foregoing, Broker Dealer shall not indemnify and hold harmless Distributor and
Issuer from any damage or expense on account of the negligence, misconduct or wrongful act of Broker
Dealer or producer if such negligence, misconduct or wrongful act arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Distributor or Issuer for use in conjunction with the offer or sale of Annuity Contracts, or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Annuity Contracts under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this
Agreement

23. In connection with the solicitation of applications for the purchase of Annuity Contracts, Distributor and
Issuer agree to indemnify and hold harmless Broker Dealer from any damage or expense, including reasonable attorneys’ fees, as a result of the negligence, misconduct or wrongful act of Distributor or
Issuer or any employee, representative or agent of Distributor or Issuer, including but not limited to, any damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by Distributor or Issuer for use in conjunction with the offer or sale of Annuity
Contracts; or (iii) any state registration or other document filed in any state or other jurisdiction in order to qualify any Annuity Contract under the securities laws of such state or jurisdiction and/or any actual or alleged violation of any securities or insurance laws, regulations or orders. The terms of this provision shall not be impaired by termination of this Agreement.

GENERAL PROVISIONS

24. Issuer or Distributor may modify this Agreement at any time by written notice to Broke Dealer. Any notice shall be deemed to have been given on the date upon which it was either delivered personally or by fax or e-mail transmission to the other Party, or mailed post prepaid to his or its address as shown herein.

25. Any Party hereto may terminate this Agreement at any time upon prior written notice. This Agreement shall automatically terminate if Broker Dealer voluntarily or involuntarily ceases to be or is suspended from being, a member in good standing of FINRA. In addition, Distributor and Issuer reserve the right to terminate this Agreement in the event that any producer of Broker Dealer is suspended, disciplined or found to be in violation of governing insurance or securities laws, rules or regulations. Failure of any
Party to terminate this Agreement for any of the causes set forth in this Agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

26. This Agreement may not be assigned by Broker Dealer without the prior written consent of Issuer and
Distributor, which shall not be unreasonably withheld.

27. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

28. No failure or delay to exercise, nor any single or partial exercise of, any right, power, or privilege given or arising under this Agreement will operate as a waiver of future rights to exercise any such right, power, or privilege.

29. This Agreement may be signed in any number of counterparts, each of which will be considered an original, but all of those counterparts will together constitute only one Agreement.

30. The determination that any provision of this Agreement is not enforceable in a particular jurisdiction will not affect the validity or enforceability of the remaining provisions generally, or in any other jurisdiction or as to any other entities not involved in that judgment. Such unenforceable provisions will be stricken or deemed modified in accordance with such determination and this Agreement, as so modified, will continue to be in force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first above written.

ABC Company, Broker Dealer

By: ____________________________

_______________________________
Please type or print name

_______________________________
Please type or print Title

Date: __________________________

Princor Financial Services Corporation

By _______________________________________
Marty Richardson
Operations Officer

Date: ____________________________________

Principal Life Insurance Company

By _______________________________________
Angela Ellis
Assistant Vice President – Marketer Services

Date: ____________________________________

Affiliated Agencies of Broker Dealer

By _______________________________________

__________________________________________
Please type or print name

__________________________________________
Please type or print Title

Date: ____________________________________

EXHIBIT A
COMPENSATION SCHEDULE FOR
PRINCIPAL VARIABLE ANNUITY CONTRACTS

Products may not be available in all states and state variations may apply.
Trail commissions are calculated as a percentage of account value.
Commissions for variable annuities are based on the age of the oldest owner or annuitant.
The trail commission is paid to the current servicing agent of record provided the Annuity Contract is still in effect.
Servicing agent means the broker dealer or Registered Representative appointed by us and accepted by the contract owner as the servicing agent. If the contract owner requests a change in the servicing agent or if we decide that a change would be in the best interests of the contract owner, trail commissions will be paid to the new servicing agent or his/her broker dealer where appropriate. No trail commissions are paid after termination of this Agreement.

Principal Variable Annuity (FVA)*/Principal
Investment Plus Variable Annuity (IPVA)**

A. Option Elections

The Broker Dealer will be paid compensation on sales of Principal Variable Annuity/Principal Investment Plus Variable
Annuitysm Contracts in accordance with the Compensation Options elected herein and which its Registered Representative shall elect, using the election procedures established by the Issuer, upon submission of the product application to the
Issuer and for which good payment has been received.

Compensation paid will be based on Option A unless, upon submission of the contract application, the Registered
Representative elects another Option made available to it by Broker Dealer’s election below.

Check the options available to your Registered Representatives.

X_ Option A - Full front end compensation with no trail

___Option B - Slightly lower front-end commission with a .10% annual trail commission paid quarterly starting at the end of the fifth quarter

___Option C - Lower front-end commission with a .30% annual trail commission paid quarterly starting at the end of the fifth quarter

___Option D – Low or no up front-end commission based upon issue age with a 1.0% annual trail commission paid quarterly starting at the end of the fifth quarter

B. Commissions on Premium

	Percentage of Premium					
	Premium ≤ $2,000,000				Premium > $2,000,000	
	New Premium Commission		Contract Years 2 and later Annual Trail Commission		New Premium Commission	Contract Years 2 and later Annual Trail Commission
	Age through 75	Age 76 and older	Age through 75	Age 76 and older	All Ages and options	
Option A	6.000	4.500	0.000	0.000	Home Office Approval Required — Reduced Commissions May Apply	
Option B	5.500	4.000	0.100	0.100		
Option C	4.500	3.000	0.300	0.300		
Option D	0.500	0.000	1.000	0.000		

Premium over $2,000,000 is subject to home office approval. Commission is based on cumulative premium payments since contract issue. Reduced commissions may apply for premium over $2,000,000.

For Options B, C and D, in contract years 2 and later, one fourth of the annual trail commission is multiplied by the total account value of the annuity on the last day of the contract quarter and paid quarterly beginning at the end of the 5th contract quarter. The trail commission is paid to the current servicing agent of record.

*For Pension Builder Plus contracts that converted to the FVA, Option A applies to all contracts regardless of the age of the contract. The trail commission is paid to the current servicing agent of record.

*No new FVA sales as of 5-1-2007. Commissions apply to existing contracts only.

*In the State of Washington, commissions on additional premium received on or after the later of contract anniversary age 70 and 10 years after contract issuance are payable at 1% for Option A, .05% for Option B, and 0% for Option C and D. In the State of New Jersey, additional premium received on or after the later of contract anniversary age 64 and 4 years after contract issuance are payable at 1% for Option A, .05% for Option B, and 0% for Option C and D. In the state of Massachusetts, no commissions are paid on additional premium received in and after the 12th contract year. Trail commissions are not affected.

**In the states of Alabama, Massachusetts, and Washington, no commissions are paid on additional premium payments after contract year 3 for contracts without the Premium Payment Credit rider and after contract year 1 for contracts with the Premium Payment Credit rider. Trail commissions are not affected.

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C. Commissions on internal exchanges from a FVA contract (outside the surrender charge period) to an IPVA contract, as part of the VA Exchange Offer:

Note: On the IPVA contract, the same commission option selected for the original FVA contract applies. Selecting a different option is not allowed.

	Percentage of Premium					
	Premium ≤ $2,000,000				Premium > $2,000,000	
	New Premium Commission		Contract Years 2 and later Annual Trail Commission		New Premium Commission	Contract Years 2 and later Annual Trail Commission
	Age through 75	Age 76 and older	Age through 75	Age 76 and older	All Ages and options	
Option A	1.350	1.350	0.000	0.000	Home Office Approval Required — Reduced Commissions May Apply	
Option B	1.350	1.350	0.100	0.100		
Option C	1.350	1.350	0.300	0.300		
Option D	1.350	1.350	0.500	0.000		

The whole contract must be exchanged. Certain other requirements must be met for a contract to be eligible for the VA Exchange Offer. See the VA prospectus for details on eligibility.

D. Commissions on Other Internal Exchanges

From one of the following to IPVA:

Current yield annuities > 10 yrs
Select account annuity > 10 yrs
Life policies ≤ 20 yrs
Rollover retirement annuity
Free Surrender Amount from VA or Fixed Deferred
VA (contracts not eligible for the VA Exchange Offer)

	Percentage of Premium		
	Premium ≤ $2,000,000		Premium > $2,000,000
	Age through 75	Age 76 and older	All Ages
	1.750	1.750	Home Office Approval Required — Reduced Commissions May Apply

From a Principal Indexed Annuity or Principal Fixed Deferred Annuity to IPVA (the whole contract must be exchanged):

	Percentage of Premium			
	Premium ≤ $2,000,000			Premium > $2,000,000
	Exchange Occurs After Surrender Charge Period Expires		Exchange Occurs Before Surrender Charge Period Expires	Exchange Occurs Before/After Surrender Charge Period Expires
	Age through 75	Age 76 and older	All Ages	All Ages
	5.000	3.500	1.750	Home Office Approval Required — Reduced Commissions May Apply

Internal Exchanges Where Full Commission is Paid

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Proceeds from one of the following to a Principal variable annuity:	
Pension Builder	Bankers Flexible Annuity
Pension Provider	Life > 20 yrs
Principal Funds	Pension Builder Plus (includes HR10 & CORP)
Security Builder	Matured endowment
Minimum distributions (Age 70 ½)	401K pension products – RIA & FIA
Life policy death proceeds	Annuity death proceeds used by a spouse beneficiary to purchase a new annuity

Internal Exchanges Where No Commission is Paid

Proceeds from one of the following to a Principal variable annuity:
Current Yield Annuity ≤ 10 years
Select Account Annuity ≤ 10 years

E. Chargeback on Full or Partial Surrenders (except for internal exchanges under the VA Exchange Offer)

In the event of a full or partial surrender of the contracts for any reason (except death) within the first 12 months they are in force, commissions on surrenders in excess of the contractual free withdrawal privilege will be charged back as described below, and will be reimbursed to us by you.

The charge back rates are:

Completed Months	Percentage	Completed Months	Percentage
1	100	7	60
2	100	8	50
3	100	9	40
4	90	10	30
5	80	11	20
6	70	12	10

Principal Variable Annuity or Principal Investment Plus Variable Annuity surrenders are taken from premium payments on a first-in first-out basis.

If Principal Variable Annuity or Principal Investment Plus Variable Annuity is surrendered in years 2-7, there is no commission charge back on any premium payments made up to and including the contractual premium payment limitations.

If Principal Variable Annuity or Principal Investment Plus Variable Annuity is fully or partially surrendered in years 8 and later, any commissions paid in the 12 months prior to surrender on any premium payments made up to and including the contractual premium payment limitations will be charged back up to the amount surrendered, less the contractual free withdrawal privilege, less any applicable surrender charge.

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If Principal Variable Annuity or Principal Investment Plus Variable Annuity is fully or partially surrendered, we reserve the right to charge back any commissions paid in the 3 years prior to surrender on any premium payments made in excess of the contractual premium payment limitations up to the amount surrendered, less the contractual free withdrawal privilege, less any applicable surrender charge.

F. Chargeback on Full or Partial Surrenders - VA Exchange Offer

In the event of a full or partial surrender of the contracts for any reason (except death) within the first 36 months they are in force, commissions on surrenders in excess of 10% of premium payments will be charged back as described below, and will be reimbursed to us by you.

The charge back rates are:

Completed Months	Percentage
1-24	100
25-36	75

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